Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Pacific Enterprises (the "Company") certifies that:

    the Annual Report on Form 10-K of the Company filed with the Securities and Exchange Commission for the year ended December 31, 2005 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
    the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 22, 2006

/s/Edwin A. Guiles

______________________

Edwin A. Guiles

Chief Executive Officer